Exhibit 1.1

8,846,335 Shares

STONERIDGE, INC.

Common Shares, without par value

UNDERWRITING AGREEMENT

November 2, 2010
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629

Dear Sirs:

1.              Introductory.  The shareholders listed in Schedule A to this Agreement (the “Selling Shareholders”) agree severally with the Underwriter named in Schedule B hereto (the “Underwriter”) to sell to the Underwriter an aggregate of 8,846,335 outstanding shares of the Common Shares, without par value (“Securities”), of Stoneridge, Inc., an Ohio corporation (the “Company”) (such 8,846,335 shares of Securities being hereinafter referred to as the “Firm Securities”).  The Selling Shareholders also agree to sell to the Underwriter, at the option of the Underwriter, an aggregate of not more than 1,326,950 additional outstanding shares (“Optional Securities”) of the Securities, as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2.              Representations and Warranties of the Company and the Selling Shareholders.  (a) The Company represents and warrants to, and agrees with, the Underwriter that:

(i)           Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-3 (No. 333-169800) (“initial registration statement”), including a related prospectus, covering the registration of Offered Securities under the Act, and may also have filed, or may file, with the Commission an additional registration statement on Form S-3 (“additional registration statement”) covering the registration of Offered Securities under the Act (as defined below) pursuant to Rule 462(b).  “Initial Registration Statement” as of any time means such initial registration statement, in the form then on file with the Commission (as defined below), including all material then incorporated by reference therein, all information (if any) contained therein pursuant to Rule 462(b) and then deemed to be a part thereof pursuant to the General Instructions of Form S-3, and, in each case, including any amendment thereto, any document incorporated by reference therein and all 430B Information (as defined below) and all 430C Information (as defined below) with respect thereto and that in any case has not then been superseded or modified.  “Additional Registration Statement” as of any time means such additional registration statement (if any) in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect thereto and that in any case has not then been superseded or modified.  Each of the Initial Registration Statement and the Additional Registration Statement is referred to herein individually as a “Registration Statement,” and the Initial Registration Statement and the Additional Registration Statement are referred to herein collectively as the “Registration Statements.”  “Registration Statement” as of any time means the Initial Registration Statement and the Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of the Effective Time (as defined below).  For purposes of the foregoing definitions, 430B Information shall be considered to be included in such Registration Statement as of the time specified in Rule 430B.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended.  The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:45 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Custody Agreement” has the meaning defined in Section 3 hereof.

“Effective Date” means (i) with respect to the Initial Registration Statement, the date on which such Registration Statement was declared effective by the Commission and (ii) with respect to the Additional Registration Statement, the date on which such Registration Statement became effective upon filing pursuant to Rule 462(b).

“Effective Time” with respect to the Registration Statement means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Letter Agreement” with respect to any Selling Shareholder has the meaning defined in such Selling Shareholder’s Custody Agreement.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

 “Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430B Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)           Compliance with Securities Act Requirements.  (A) (1) On the Effective Date of the Initial Registration Statement, (2) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus), (3) at the Effective Time and (4) on the Closing Date (as defined below), the Initial Registration Statement conformed, and will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, and will not include, any untrue statement of a material fact and did not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) (1) on the Effective Date of the Additional Registration Statement (if any), (2) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus), (3) at the Effective Time and (4) on the Closing Date, the Additional Registration Statement (if any) conformed, and will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, and will not include, any untrue statement of a material fact and did not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) (1) on the date of the Final Prospectus, (2) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (3) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii)          Shelf Registration Statement.  The date of this Agreement is not more than three years subsequent to the Effective Date of the Initial Registration Statement.  If, immediately prior to the third anniversary of the Effective Date of the Initial Registration Statement, any of the Offered Securities remain unsold by the Underwriter, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to Credit Suisse Securities (USA) LLC (“Credit Suisse”), will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities.  References herein to the Registration Statements shall include such new shelf registration statement.

(iv)          Ineligible Issuer Status.  (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(v)           General Disclosure Package.  As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated October 25, 2010 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(c) hereof.

(vi)          Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies Credit Suisse as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify Credit Suisse and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vii)         Financial Statements.  The financial statements of the Company and the related notes thereto included in the Registration Statements and the General Disclosure Package present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby; the summary and selected financial and statistical data included in the Registration Statements and the General Disclosure Package present fairly the information shown therein, and such data has been compiled on a basis consistent with the financial statements of the Company included therein and the books and records of the Company; the other financial information included or incorporated by reference in the Registration Statements and the General Disclosure Package, other than the JV Financial Information (as defined below), has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Accounting Standards Codification Subtopic 810-10), not disclosed in the Registration Statements and the General Disclosure Package.  The financial statements of PST Eletrônica S.A. and the related notes thereto included in the Registration Statements and the General Disclosure Package (the “PST Financial Statements” and, together with the Joint Venture Data (as defined below), the “JV Financial Information”) present fairly the financial position of PST Eletrônica S.A. and its subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods specified, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby.  The financial information with respect to PST Eletrônica S.A. included in the Registration Statements and the General Disclosure Package under “Prospectus Summary—Our Joint Ventures” (such financial information with respect to PST Eletrônica S.A., excluding equity earnings and total PST dividends to the Company, the “PST Data”) presents fairly the information shown thereby, and such data has been compiled on a basis consistent with the PST Financial Statements and the books and records of PST Eletrônica S.A.  The financial information with respect to Minda Stoneridge Instruments Ltd. included in the Registration Statements and the General Disclosure Package under “Prospectus Summary—Our Joint Ventures” (such financial information, together with the PST Data, the “Joint Venture Data”) has been prepared in conformity with generally accepted accounting principles in the United States and presents fairly the information shown thereby, and such data has been compiled on a basis consistent with the books and records of Minda Stoneridge Instruments Ltd.  The books and records of PST Eletrônica S.A. and Minda Stoneridge Instruments Ltd. are complete and correct, have been maintained in accordance with sound business practices and are governed by systems of internal accounting controls that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statements or the General Disclosure Package that are not included as required.

(viii)        No Material Adverse Change.  Since the date of the most recent financial statements of the Company included in each Registration Statement and the General Disclosure Package (A) there has not been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (B) other than entering into supply agreements with customers in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (C) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the General Disclosure Package.

(ix)          Organization and Good Standing.  The Company and each of its subsidiaries (except Stoneridge-Pollak Limited) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, rights, assets, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 1 to this Agreement.

(x)           Capitalization; Offered Securities.  The Company has an authorized capitalization as set forth in the General Disclosure Package under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise disclosed in the General Disclosure Package, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and non-assessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Registration Statements, the General Disclosure Package and the Final Prospectus; the shareholders of the Company have no preemptive or similar rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(xi)          Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

(xii)          No Violation or Default.  Neither the Company nor any of its subsidiaries is (A) in violation of its charter or bylaws or similar organizational documents; (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties, rights or assets of the Company or any of its subsidiaries is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (B) and (C) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(xiii)         No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the offering and sale of the Offered Securities by the Selling Shareholders, will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, rights or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties, rights or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(xiv)        No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated by this Agreement (including, without limitation, the offering and sale of the Offered Securities by the Selling Shareholders), except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained and made under the Act and such as may be required under applicable state securities laws.

(xv)         Legal Proceedings.  Except as described in the General Disclosure Package, there are no legal, governmental or regulatory proceedings, actions, suits or, to the best of the Company’s knowledge, investigations (including, without limitation, with respect to any actual or alleged exposure to Hazardous Materials (as defined below)) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in a Registration Statement or the Final Prospectus that are not so described as required.

(xvi)        Independent Accountants.  Ernst & Young LLP, which has provided an audit opinion with respect to certain financial statements of the Company and its subsidiaries, is an independent public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.  Ernst & Young Terco Auditores Independentes S.S. CRC 2SP015199/O-6-S-AM, which has provided an audit opinion with respect to certain financial statements of PST Eletrônica S.A. and subsidiary, is an independent public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(xvii)       Title to Real and Personal Property.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xviii)      Possession of Intellectual Property.  The Company and its subsidiaries own or possess a valid right to use (in either case, free and clear of all liens and encumbrances) all material trademarks, service marks, trade names, patents, patent applications, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how (including proprietary and/or confidential information) and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) used in the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect.  The material Intellectual Property Rights that are used or held for use by the Company or its subsidiaries are valid and enforceable.  To the best knowledge of the Company, there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by third parties of any of the Intellectual Property Rights owned, used or held for use by the Company or its subsidiaries.  There is no pending or threatened action, suit, proceeding or claim challenging the validity, enforceability or scope of any Intellectual Property Rights owned, used or held for use by the Company or any of its subsidiaries.  There is no pending or threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others.  The conduct of the business currently conducted, and proposed to be conducted, by the Company and its subsidiaries does not and will not infringe, misappropriate, otherwise violate or conflict in any material respect with any Intellectual Property Rights or other property rights of others.

(xix)         No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders or other affiliates, or customers or suppliers, of the Company or any of its subsidiaries, on the other hand, that is required to be described in a Registration Statement or the Final Prospectus and that is not so described as required.

(xx)          Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities as contemplated by this Agreement, will not be an “investment company” as defined in the Investment Company Act of 1940.

(xxi)         Taxes.  The Company and its subsidiaries have filed all federal, state, local and non-U.S. income and franchise tax returns that are required to be filed  in a timely manner, or have requested extensions thereof, and all such tax returns are correct and complete.  The Company and its subsidiaries have paid all taxes, including any assessments, fines or penalties,  required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith and by appropriate proceedings, or as would not, individually or in the aggregate, have a Material Adverse Effect.  There is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective assets.

(xxii)        Licenses and Permits.  The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sublicense, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(xxiii)       No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, and, to the best knowledge of the Company, there are no existing or imminent labor disturbances by, or disputes with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement, works council agreement or other labor agreement to which it is a party.

(xxiv)      Compliance With and Liability Under Environmental Laws.  (A) The Company and its subsidiaries (1) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees and orders relating to pollution or the protection or restoration of human health, the environment, natural resources or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of, or exposure to, Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (2) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (3) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (4) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (5) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, (B) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (A) and (B) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the General Disclosure Package, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental or regulatory authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of, or exposure to, Hazardous Materials, or otherwise concerning Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(xxv)        Hazardous Materials.  Except as described in the General Disclosure Package, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the best knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated (or defined or classified as a contaminant, pollutant, or as hazardous or toxic) or which can give rise to liability or compliance obligations under any Environmental Law.  “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(xxvi)       Compliance With ERISA.  (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (D) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (F) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA).

(xxvii)      Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(xxviii)     Accounting Controls; Compliance with Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s board of directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules.  The Company and its subsidiaries maintain systems of internal accounting controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Internal Controls.  The Company’s auditors and the audit committee of the board of directors of the Company have been advised of (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  The Internal Controls are overseen by the audit committee of the Board (the “Audit Committee”) in accordance with Exchange Rules.  The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would, individually or in the aggregate, have a Material Adverse Effect.

(xxix)       Absence of Accounting Issues.  A member of the Audit Committee has confirmed to the Company’s Chief Executive Officer or Chief Financial Officer that, except as set forth in the General Disclosure Package, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (A) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (B) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (C) any Internal Control Event.

(xxx)        Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (A) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(xxxi)       No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any funds of the Company or any of its subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from such funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxii)      Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory authority (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or any governmental or regulatory authority or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiii)     Office of Foreign Assets Control.  None of the Company, any of its subsidiaries or, to the best knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(xxxiv)     No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for any such restrictions contained in the Amended and Restated Credit and Security Agreement, dated as of September 20, 2010, among the Company, the other borrowers parties thereto, the subsidiary guarantors parties thereto, PNC Bank, National Association, the other lenders parties thereto and PNC Bank, National Association, as Lead Arranger, Agent and Book Runner (as amended, supplemented and modified as of the date hereof) and the Company’s 9.5% Senior Secured Notes due 2017.

(xxxv)      No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(xxxvi)     No Other Contracts or Documents.  There are no contracts or other documents that are required to be described in or filed as exhibits to a Registration Statement or the Final Prospectus that are not so described and filed as required.

(xxxvii)    No Stabilization.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxxviii)   Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in a Registration Statement, a Statutory Prospectus or the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxix)     Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in any Registration Statement or Statutory Prospectus or the General Disclosure Package is not based on or derived from sources that are reliable and accurate in all material respects.

(xl)           Registration Rights.  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(xli)         Listing.  The Offered Securities are listed on The New York Stock Exchange.

(xlii)         Accurate Disclosure.  The statements (a) in the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary—Recent Developments”, “Material U. S. Federal Tax Consequences for Non-U.S. Holders of Common Shares”, “Description of Capital Stock”, “Risk Factors—Risk Factors Related to Our Business—Restrictive covenants in the ABL facility and the indenture governing the senior secured notes may limit our ability to pursue our business strategies” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources”, (b) (i) in items 1.01 and 8.01 of the Company’s Current Report on Form 8-K filed with the Commission on September 20, 2010 and incorporated by reference in the General Disclosure Package and the Final Prospectus, (ii) in items 1.01 and 8.01 of the Company’s Current Report on Form 8-K filed with the Commission on October 6, 2010 and incorporated by reference in the General Disclosure Package and the Final Prospectus and (iii) in item 1.01 of the Company’s Current Report on Form 8-K filed with the Commission on October 12, 2010 and incorporated by reference in the General Disclosure Package and the Final Prospectus and (c) in Item 15 of Part II of the Registration Statements, in each case insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xliii)        Ratings.  No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(b)           Each Selling Shareholder severally represents and warrants to, and agrees with, the Underwriter that:

(i)            Title to Securities.  Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have (A) valid title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder, free and clear of all security interests, claims, liens, equities or other encumbrances, and (B) full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the Underwriter will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date.  The Offered Securities to be sold by such Selling Shareholder pursuant to this Agreement constitute “uncertificated securities” within the meaning of Section 8-102 of the Uniform Commercial Code as enacted in the State of Ohio (the “Ohio UCC”) and are not held in any “securities account” within the meaning of Section 8-501 of the Ohio UCC or by or through any “securities intermediary” within the meaning of Section 8-102 of the Ohio UCC.

(ii)           DTC.  Upon payment for the Offered Securities to be sold by such Selling Shareholder pursuant to this Agreement and delivery of such Offered Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Offered Securities in the name of Cede or such other nominee and the crediting of such Offered Securities on the books of DTC to the securities account or securities accounts of the Underwriter, (1) DTC will be a “protected purchaser” of such Offered Securities within the meaning of Section 8-303 of the Uniform Commercial Code as enacted in the State of New York (the “UCC”), (2) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Offered Securities and (3) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Offered Securities may be successfully asserted against the Underwriter with respect to such security entitlement. For purposes of this Section 2(b)(ii), such Selling Shareholder has assumed that (x) when such payment, delivery and crediting occurs, (I) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its articles, regulations and applicable law, (II) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (III) appropriate entries to the account or accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC and (y) neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Offered Securities.

(iii)           No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by such Selling Shareholder of this Agreement, such Selling Shareholder’s Custody Agreement or such Selling Shareholder’s Letter Agreement or the consummation of the transactions contemplated hereby or thereby, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained and made under the Act and such as may be required under applicable state securities laws.

(iv)          No Conflicts.  The execution, delivery and performance of such Selling Shareholder’s Custody Agreement, such Selling Shareholder’s Letter Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, rights or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties, rights or assets of such Selling Shareholder is subject, (B) if such Selling Shareholder is not a natural person, result in any violation of the provisions of the constituent documents of such Selling Shareholder or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have an adverse effect on the Offered Securities or the consummation of the transactions contemplated by this Agreement.

(v)           Custody Agreement.  Each of the Custody Agreement with respect to such Selling Shareholder and the Letter Agreement with respect to such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and constitutes a valid and legally binding obligation of such Selling Shareholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vi)          Compliance with Securities Act Requirements.  (A) (1) On the Effective Date of the Initial Registration Statement, (2) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus), (3) at the Effective Time and (4) on the Closing Date (as defined below), the Initial Registration Statement conformed, and will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, and will not include, any untrue statement of a material fact and did not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) (1) on the Effective Date of the Additional Registration Statement (if any), (2) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus), (3) at the Effective Time and (4) on the Closing Date, the Additional Registration Statement (if any) conformed, and will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, and will not include, any untrue statement of a material fact and did not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) (1) on the date of the Final Prospectus, (2) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (3) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence applies to such Selling Shareholder only to the extent that any statements in or omissions from a Registration Statement, the Final Prospectus, any Statutory Prospectus or any amendments or supplements thereto are made in reliance on and in conformity with written information relating to such Selling Shareholder furnished by or on behalf of such Selling Shareholder for use therein (“Selling Shareholder Information”), it being understood and agreed that such information is limited to the information relating to such Selling Shareholder under the heading “Selling Shareholders” in the General Disclosure Package and the Final Prospectus.

(vii)         No Undisclosed Material Information.  The sale of the Offered Securities by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth the General Disclosure Package.

(viii)        Due Authorization.  This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(ix)          No Broker’s Fees.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Offered Securities.

(x)           No Stabilization.  Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xi)          Status of Selling Shareholder.  To the extent that such Selling Shareholder is identified in Exhibit A to this Agreement as a trustee or successor trustee with respect to a trust, such trust is validly formed and existing under the laws of the State of Ohio.

3.              Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Shareholder agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees, severally and not jointly, to purchase from each Selling Shareholder, at a purchase price of $10.2125 per share, the number of Firm Securities set forth opposite the name of such Selling Shareholder in Schedule A hereto.

Uncertificated securities constituting the Offered Securities to be sold by the Selling Shareholders hereunder have been registered in the names of the applicable Selling Shareholders and placed in custody, for delivery under this Agreement, under Custody Agreements (each a “Custody Agreement”) made with Computershare Inc., as custodian (the “Custodian”).  Each Selling Shareholder agrees that the Securities held in custody for the Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriter hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust.  If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, all the obligations of the Selling Shareholders hereunder, and pursuant to the Custody Agreements, will remain in full force and effect, and the Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Custodian will deliver the Firm Securities to or as instructed by Credit Suisse in a form reasonably acceptable to Credit Suisse against payment of the purchase price in same-day funds by official bank check or checks drawn to the order of the Custodian or by wire transfer to an account of the Custodian at a bank acceptable to Credit Suisse, at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 155 North Wacker Drive, Chicago, Illinois, at 10:00 a.m., New York time, on November 8, 2010, or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from Credit Suisse given to the Company and the Selling Shareholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriter may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities.  Each Selling Shareholder agrees, severally and not jointly, to sell to the Underwriter the number of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the name of such Selling Shareholder in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities (subject to adjustment by Credit Suisse to eliminate fractions). Such Optional Securities shall be purchased from each Selling Shareholder by the Underwriter only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Credit Suisse to the Company and the Selling Shareholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by Credit Suisse but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by Credit Suisse in a form reasonably acceptable to Credit Suisse, against payment of the purchase price therefor in same-day funds by official bank check or checks drawn to the order of the Custodian or by wire transfer to an account of the Custodian at a bank acceptable to Credit Suisse, at the above office of Skadden, Arps, Slate, Meagher & Flom LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at a reasonable time in advance of such Optional Closing Date.

4.              Offering by Underwriter.  It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.              Certain Agreements of the Company and the Selling Shareholders.  (a) The Company agrees with the Underwriter as follows:

(i)            Additional Filings.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by Credit Suisse, Rule 424(b)(5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company will advise Credit Suisse and the Selling Shareholders promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to Credit Suisse of such timely filing.  The Company has complied and will comply with Rule 433.  If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but such Additional Registration Statement has not become effective as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) at or prior to 10:00 p.m., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to the Underwriter, or will make such filing at such later date as shall have been consented to by Credit Suisse.

(ii)           Filing of Amendments: Response to Commission Requests.  The Company will promptly advise Credit Suisse and the Selling Shareholders of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without Credit Suisse’s consent; and the Company will also advise Credit Suisse promptly of (i) the effectiveness of any Additional Registration Statement (if its effectiveness is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)          Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or any dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify Credit Suisse of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and the dealers and any other dealers upon request of Credit Suisse, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance (and the Company will provide to each Selling Shareholder a copy of any such amendment or supplement so furnished to the Underwriter and the dealers).  Neither Credit Suisse’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv)          Rule 158.  As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement (or, if later, the Effective Date of the Additional Registration Statement) and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(v)           Furnishing of Prospectuses.  The Company will furnish to Credit Suisse copies of each Registration Statement (two of which will be signed and will include all exhibits), each related Statutory Prospectus and the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as Credit Suisse requests.  The Final Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the execution and delivery of this Agreement.  All other such documents shall be so furnished as soon as available.  The Company will furnish to each Selling Shareholder a copy of each Registration Statement, each related Statutory Prospectus and the Final Prospectus and each amendment or supplement to such documents.

(vi)          Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as Credit Suisse designates and will continue such qualifications in effect so long as required for the distribution.

(vii)         Reporting Requirements.  During the period of five years hereafter, the Company will furnish to the Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Underwriter (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as Credit Suisse may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriter.

(viii)        Restriction on Sale of Securities by Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without, in each case, the prior written consent of Credit Suisse, except (x) issuances by the Company of Securities in connection with the acquisition of another entity or the acquisition of the assets or properties of any such other entity and the related entry into an acquisition agreement with respect to such acquisition, so long as each of the recipients of such Securities agrees in writing prior to the consummation of any such transaction, pursuant to an instrument in form and substance reasonably satisfactory to the Underwriter, to be bound by the provisions of this paragraph for the remainder of the Lock-Up Period as if such recipients were the Company, and the public announcements and related filings of registration statements with respect to any such issuances; provided that the Securities to which the exception in this clause (x) may be applied shall not exceed in the aggregate 15% of the Securities outstanding on September 30, 2010 and (y) grants of employee equity-based awards pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such equity-based awards or the exercise of any other employee equity-based awards outstanding on the date hereof and the filing of a registration statement on Form S-8 relating to such grants of equity-based awards or such issuances of Lock-Up Securities.  The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date to which Credit Suisse consents in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse waives, in writing, such extension.  The Company will provide Credit Suisse with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(b)           The Company and the Selling Shareholders agree with the Underwriter as follows:

(i)            Payment of Expenses.  The Company and each Selling Shareholder agree with the Underwriter that the Selling Shareholders will jointly and severally pay all expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Credit Suisse designates (including fees and disbursements of counsel to the Underwriter) and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriter relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, American Stock Exchange, NASDAQ Stock Market and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes on the sale by the Selling Shareholders of the Offered Securities to the Underwriter and expenses incurred in preparing, printing and distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriter and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors; provided however, the Selling Shareholders shall not pay, and the Company shall pay and shall not seek payment or reimbursement from the Selling Shareholders for, fees and expenses (including fees and expenses of Company counsel and other advisors) relating to work previously done or materials previously prepared and/or used other than in connection with the transactions contemplated by this Agreement (whether such work or materials was done, prepared or used in connection with the Company’s recent refinancing transactions or otherwise) which work or materials are also used in connection herewith.  The Selling Shareholders will jointly and severally pay the expenses of printing and distributing to the Underwriter all documents required to be furnished under Section 5(a)(v) or 5(a)(iii) hereof.

(ii)           Absence of Manipulation.  The Company and the Selling Shareholders will not take, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(iii)          Selling Shareholder Lock-Up Agreements.  The lock-up letters of the Selling Shareholders referenced in Section 7(i) of this Agreement shall remain in full force and effect in accordance with their terms notwithstanding the execution and delivery of this Agreement, provided that the execution and delivery of this Agreement by Credit Suisse shall, for purposes of such lock-up letters, constitute Credit Suisse’s written consent to the offering and sale of the Offered Securities by the Selling Shareholders pursuant to this Agreement, and each Selling Shareholder shall not take any action, directly or indirectly, that would violate such lock-up letter of such Selling Shareholder.

6.           Free Writing Prospectuses.  The Company and Selling Shareholders represent and agree that, unless they obtain the prior consent of Credit Suisse, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and Credit Suisse is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7.           Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a)           Accountants’ Comfort Letters.  The Underwriter shall have received (i) letters with respect to the Company, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule D hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule D hereto shall be a date no more than three days prior to such Closing Date) and (ii) letters with respect to PST Eletrônica S.A., dated, respectively, the date hereof and each Closing Date, of Ernst & Young Terco Auditores Independentes S.S. CRC 2SP015199/O-6-S-AM confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule E hereto.

(b)           Effectiveness of Registration Statement.  If the Additional Registration Statement (if any) has not become effective prior to the execution and delivery of this Agreement, such effectiveness shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to the Underwriter, or shall have occurred at such later time as shall have been consented to by Credit Suisse.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.  Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the best knowledge of any Selling Shareholder, the Company or the Underwriter, shall be contemplated by the Commission.

(c)           No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or Serial Preferred Shares of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or Serial Preferred Shares of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Underwriter, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)           Opinion of Counsel for the Company.  The Underwriter shall have received an opinion, dated such Closing Date, of Baker & Hostetler LLP, counsel for the Company, in the form attached hereto as Schedule F.

(e)           Opinion of Counsel for Selling Shareholders.  The Underwriter shall have received, on or prior to the date hereof (i) the opinion contemplated in the Custody Agreement executed and delivered by each Selling Shareholder and (ii) an opinion, dated such Closing Date, of Benesch, Friedlander, Coplan & Aronoff LLP, counsel for the Selling Shareholders, in the form attached hereto as Schedule G.

(f)           Opinion of Counsel for Underwriter.  The Underwriter shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriter may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely as to all matters governed by Ohio law upon the opinion of Baker & Hostetler LLP referred to above.

(g)           Officers’ Certificate.  The Underwriter shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h)           CFO Certificate.  The Underwriter shall have received a certificate, dated the date hereof, and a bring-down certificate dated each Closing Date, of the Chief Financial Officer of the Company in form and substance satisfactory to the Underwriter.

(i)           Lock-Up Agreements.  On or prior to the date hereof, the Underwriter shall have received lock-up letters from each of the Selling Shareholders, each of the persons identified on Schedule H hereto and each other person (if any) that is an executive officer or director of the Company.

(j)           Letter from Custodian.  Credit Suisse shall have received from the Custodian a letter stating that the Custodian will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

The Selling Shareholders and the Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests.  Credit Suisse may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of an Optional Closing Date or otherwise.

8.           Indemnification and Contribution.

(a)           Indemnification of Underwriter by Company.  The Company will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each a “Company Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Company Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below.

(b)           Indemnification of Underwriter by Selling Shareholders.  The Selling Shareholders, jointly and severally, will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Selling Shareholder Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Selling Shareholder Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with Selling Shareholder Information, and will reimburse each Selling Shareholder Indemnified Party for any legal or other expenses reasonably incurred by such Selling Shareholder Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Selling Shareholder Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below.

(c)           Indemnification of Company and Selling Shareholders.  The Underwriter will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Shareholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Final Prospectus furnished by the Underwriter: the information related to stabilizing transactions, over-allotment transactions and covering transactions contained in the 11th paragraph under the caption “Underwriting”.

(d)           Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)           Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other from the offering and sale of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Offered Securities (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

9.           [Reserved.]

10.         Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, any Selling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason, the Company and the Selling Shareholders will, jointly and severally, reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering and sale of the Offered Securities, and the respective obligations of the Company, the Selling Shareholders and the Underwriter pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.         Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 9400 East Market Street, Warren, Ohio 44484, Attention: George E. Strickler, Executive Vice President and Chief Financial Officer, or, if sent to any Selling Shareholder, will be mailed, delivered or telegraphed and confirmed to such Selling Shareholder at the address set forth opposite such Selling Shareholder’s name in Schedule I hereto, provided, however, that any notice to the Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to the Underwriter.

12.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13.         [Reserved.]

14.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.         Absence of Fiduciary Relationship.  The Company and the Selling Shareholders acknowledge and agree as follows:

(a)          No Other Relationship.  The Underwriter has been retained solely to act as underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and the Underwriter, on the other,  has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriter has advised or is advising the Company or the Selling Shareholders on other matters.

(b)           Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Underwriter, and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement.

(c)           Absence of Obligation to Disclose.  The Company and the Selling Shareholders have been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that the Underwriter has no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship.

(d)           Waiver.  The Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including  shareholders, employees or creditors of the Company.

16.         Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its choice of law provisions to the extent that the application of the laws of another jurisdiction would be required thereby.

The Company and each Selling Shareholder hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and each Selling Shareholder irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

[Signature pages follow.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the Underwriter in accordance with its terms.

Very truly yours,

/s/ Cecile M. Draime, Trustee
Cecile M. Draime, Trustee under the David M. Draime Irrevocable Trust Under Agreement dated June 4, 2003

/s/ Jeffrey P. Draime, Trustee
Jeffrey P. Draime, Trustee under the Jeffrey P. Draime Living Trust dated December 28, 1990, as amended

/s/ Jeffrey P. Draime, Trustee
Jeffrey P. Draime, Successor Trustee under the D. Max Draime Dynasty Trust Under Agreement dated April 10, 1995 for the benefit of Scott N. Draime

/s/ Jeffrey P. Draime, Trustee
Jeffrey P. Draime, Trustee under the Scott N. Draime Dynasty Trust Under Agreement dated December 23, 1996 for the benefit of Elizabeth Draime

/s/ Jeffrey P. Draime, Trustee
Jeffrey P. Draime, Trustee under the Scott N. Draime Dynasty Trust Under Agreement dated December 23, 1996 for the benefit of Stephanie Draime

/s/ Jeffrey P. Draime, Trustee
Jeffrey P. Draime, Trustee under the Scott N. Draime Dynasty Trust Under Agreement dated December 23, 1996 for the benefit of Jennifer Draime

/s/ Jeffrey P. Draime, Trustee
Jeffrey P. Draime, Trustee under the Scott N. Draime Dynasty Trust Under Agreement dated December 23, 1996 for the benefit of Alexandra Draime

/s/ Jeffrey P. Draime, Trustee
Jeffrey P. Draime, Successor Trustee under the Rebecca M. Gang Dynasty Trust Under Agreement dated March 28, 1997 for the benefit of Hannah Marie Gang

/s/ Jeffrey P. Draime, Trustee
Jeffrey P. Draime, Successor Trustee under the Rebecca M. Gang Dynasty Trust Under Agreement dated March 28, 1997 for the benefit of Sarah Irene Gang

/s/ Scott N. Draime, Trustee
Scott N. Draime, Successor Trustee under the D. Max Draime Dynasty Trust Under Agreement dated April 10, 1995 for the benefit of Jeffrey P. Draime

/s/ Scott N. Draime, Trustee
Scott N. Draime, Successor Trustee under the D. Max Draime Dynasty Trust Under Agreement dated April 10, 1995 for the benefit of Rebecca M. Gang

/s/ Scott N. Draime, Trustee
Scott N. Draime, Trustee under the Jeffrey P. Draime Dynasty Trust Under Agreement dated December 23, 1996 for the benefit of David Alexander Draime

/s/ Scott N. Draime, Trustee
Scott N. Draime, Trustee under the Jeffrey P. Draime Dynasty Trust Under Agreement dated December 23, 1996 for the benefit of Lilia Christine Draime

/s/ Scott N. Draime, Trustee
Scott N. Draime, Trustee under the Jeffrey P. Draime Dynasty Trust Under Agreement dated December 23, 1996 for the benefit of Mary Cecile Draime

/s/ Scott N. Draime, Trustee
Scott N. Draime, Trustee under the Jeffrey P. Draime Dynasty Trust Under Agreement dated December 23, 1996 for the benefit of Joseph Richard Draime

/s/ Rebecca M. Gang
Rebecca M. Gang

Stoneridge, Inc.

By:	/s/ George E. Strickler
Name: George E. Strickler
Title: Executive Vice President, Chief Financial Officer and Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC

By:	/s/ James E. Nappo
Name: James E. Nappo
Title: Managing Director

SCHEDULE A

Selling Shareholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold

Cecile M. Draime, Trustee under the David M. Draime Irrevocable Trust Under Agreement dated June 4, 2003	4,913,044	736,956
Jeffrey P. Draime, Trustee under the Jeffrey P. Draime Living Trust dated December 28, 1990, as amended	929,126	139,369
Jeffrey P. Draime, Successor Trustee under the D. Max Draime Dynasty Trust Under Agreement dated April 10, 1995 for the benefit of Scott N. Draime	302,360	45,354
Jeffrey P. Draime, Trustee under the Scott N. Draime Dynasty Trust Under Agreement dated December 23, 1996 for the benefit of Elizabeth Draime	130,350	19,553
Jeffrey P. Draime, Trustee under the Scott N. Draime Dynasty Trust Under Agreement dated December 23, 1996 for the benefit of Stephanie Draime	130,350	19,553
Jeffrey P. Draime, Trustee under the Scott N. Draime Dynasty Trust Under Agreement dated December 23, 1996 for the benefit of Jennifer Draime	130,350	19,553
Jeffrey P. Draime, Trustee under the Scott N. Draime Dynasty Trust Under Agreement dated December 23, 1996 for the benefit of Alexandra Draime	130,350	19,553
Jeffrey P. Draime, Successor Trustee under the Rebecca M. Gang Dynasty Trust Under Agreement dated March 28, 1997 for the benefit of Hannah Marie Gang	237,050	35,558
Jeffrey P. Draime, Successor Trustee under the Rebecca M. Gang Dynasty Trust Under Agreement dated March 28, 1997 for the benefit of Sarah Irene Gang	237,050	35,557
Scott N. Draime, Successor Trustee under the D. Max Draime Dynasty Trust Under Agreement dated April 10, 1995 for the benefit of Jeffrey P. Draime	302,360	45,354

Schedule A – Page 1

Selling Shareholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
Scott N. Draime, Successor Trustee under the D. Max Draime Dynasty Trust Under Agreement dated April 10, 1995 for the benefit of Rebecca M. Gang	302,360	45,354
Scott N. Draime, Trustee under the Jeffrey P. Draime Dynasty Trust Under Agreement dated December 23, 1996 for the benefit of David Alexander Draime	103,770	15,565
Scott N. Draime, Trustee under the Jeffrey P. Draime Dynasty Trust Under Agreement dated December 23, 1996 for the benefit of Lilia Christine Draime	103,770	15,565
Scott N. Draime, Trustee under the Jeffrey P. Draime Dynasty Trust Under Agreement dated December 23, 1996 for the benefit of Mary Cecile Draime	103,770	15,565
Scott N. Draime, Trustee under the Jeffrey P. Draime Dynasty Trust Under Agreement dated December 23, 1996 for the benefit of Joseph Richard Draime	103,770	15,565
Rebecca M. Gang	686,505	102,976

Total	8,846,335	1,326,950

Schedule A – Page 2

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC	8,846,335

Total	8,846,335

Schedule B – Page 1

SCHEDULE C

1.  General Use Free Writing Prospectuses (included in the General Disclosure Package)
“General Use Issuer Free Writing Prospectus” includes each of the following documents:
Free writing prospectus filed with the Securities and Exchange Commission on November 2, 2010 (after 5:30 p.m., Eastern time).
2.  Other Information Included in the General Disclosure Package
The following information is also included in the General Disclosure Package:
1.  The initial price to the public of the Offered Securities.

Schedule C – Page 1

SCHEDULE D

[Form of Letter of Ernst & Young LLP]

Schedule D – Page 1

SCHEDULE E

[Form of Letter of Ernst & Young Terco Auditores Independentes S.S.]

Schedule E – Page 1

SCHEDULE F

[Form of Opinion of Baker & Hostetler LLP]

Schedule F – Page 1

SCHEDULE G

[Form of Opinion of Benesch, Friedlander, Coplan & Aronoff LLP]

Schedule G – Page 1

SCHEDULE H

Thomas A. Beaver
John C. Corey
Cecile M. Draime
Scott N. Draime
Jeffrey P. Draime
Rebecca M. Gang
Douglas C. Jacobs
Ira C. Kaplan
Kim Korth
William M. Lasky
Paul J. Schlather
Michael D. Sloan
George E. Strickler
Mark J. Tervalon

Schedule H – Page 1

SCHEDULE I

[Selling Shareholder Notice Addresses]

Schedule I – Page 1

Exhibit 1

Subsidiaries

Subsidiaries of Stoneridge, Inc.:
Name	Jurisdiction of Organization
Stoneridge Control Devices, Inc.	Massachusetts, United States
Stoneridge Electronics, Inc.	Texas, United States
Bolton Conductive Systems, LLC	Michigan, United States
SRI Holdings CV	Netherlands
Stoneridge European Holdings BV	Netherlands
Stoneridge AB	Sweden
Stoneridge Electronics AB	Sweden
Stoneridge Nordic AB	Sweden
Stoneridge GmbH	Germany
Stoneridge Electronics Ltd.	Scotland, United Kingdom
Stoneridge Electronics SrL	Italy
Stoneridge Holdings OÜ	Estonia
Stoneridge Electronics AS	Estonia
Stoneridge Pollak (Holdings) Ltd.	England, United Kingdom
Stoneridge-Pollak Limited	England, United Kingdom
Stoneridge International Financial Services Company	Ireland, United Kingdom
Alphabet do Brazil Ltda.	Brazil
TED de Mexico S.A. de C.V.	Mexico
Alphabet de Mexico S.A. de C.V.	Mexico
Alphabet de Mexico de Monclova S.A. de C.V.	Mexico
Stoneridge Asia Holdings Ltd	Mauritius
Stoneridge Asia Pacific Electronics (Suzhou) Co. Ltd.	China

Equity Method Investees of Stoneridge, Inc.:
Name	Jurisdiction of Organization
PST Eletrônica S.A.	Brazil
Minda Stoneridge Instruments Ltd.	India